UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.
MIT License Amendment
On June 12, 2020, Selecta Biosciences, Inc. (the “Company”) entered into the Fifth Amendment (the “MIT Amendment”) to the Exclusive Patent License Agreement by and between the Company and the Massachusetts Institute of Technology (“MIT”) (the “MIT Agreement”), which is effective as of May 15, 2020. Pursuant to the MIT Amendment, certain of the Company’s diligence obligations were extended, including a diligence obligation to commence a Phase 3 trial for a licensed product by a specific date in the second quarter of 2021. Additionally, certain of the Companies’ development and regulatory milestones and payments upon achievement of such milestones were adjusted.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the MIT Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2020.

Item 8.01	Other Items.
On June 13, 2020, Selecta Biosciences, Inc. (the “Company”) and Sarepta Therapeutics, Inc., a Delaware corporation, (“Sarepta”) entered into a Research License and Option Agreement (the “Sarepta Agreement”). Pursuant to the Sarepta Agreement, the Company will grant Sarepta a license under the Company’s intellectual property rights covering the Company’s antigen-specific biodegradable nanoparticle encapsulating the immunomodulator rapamycin (“ImmTOR”) to research and evaluate ImmTOR in combination with Sarepta’s adeno-associated virus (“AAV”) gene therapy technology, or gene editing technology, using viral or non-viral delivery (the “Product”), to treat Duchenne Muscular Dystrophy and certain Limb-Girdle Muscular Dystrophy subtypes (the “Indications”). Sarepta will have an option term of 24 months during which it can opt-in to obtain an exclusive license to further develop and commercialize the Product to treat at least one Indication, with a potential to extend the option term if Sarepta pays an additional fee to the Company. The Company will supply ImmTOR to Sarepta for clinical supply on a cost-plus basis.
Sarepta will pay an up-front payment to the Company upon signing of the Sarepta Agreement, and the Company is eligible to receive additional preclinical payments under the option term. If Sarepta opts-in to an exclusive license agreement, the Company could receive option exercise payments per Indication upon execution of the exclusive license, and the Company would be entitled to significant development and commercial milestones and tiered royalties ranging from the mid-to-high single digits based on net sales.
Sarepta may terminate the Sarepta Agreement for any reason upon 30 days’ written notice to the Company. The Sarepta Agreement contains other customary terms and conditions, including representations and warranties, covenants, termination, and indemnification obligations in favor of each party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: June 18, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer